Exhibit 99.1

Critical Path Announces Second Quarter 2006 Results

Revenue and gross margins up; Expenses down; Cash balance increases

SAN FRANCISCO, Calif. (August 14, 2006) – Critical Path, Inc. (OTC: CPTH), a leading provider of messaging software and services, today announced unaudited financial results for the fiscal second quarter ended June 30, 2006.

Revenue and Gross Margins

For the second quarter of 2006, revenues were $12.0 million, compared to $11.0 million in the first quarter of 2006 and $17.1 million in the second quarter of 2005. Gross margins, based upon U.S. Generally Accepted Accounting Principles (GAAP), for the second quarter of 2006 were 56%, an improvement of 5 points, up from 51% in the first quarter of 2006 and up 7 points from 49% in the second quarter of 2005. On an adjusted EBITDA basis, gross margins in the second quarter of 2006 were 58%, an improvement of 4 points, up from 54% in the first quarter of 2006 and up 4 points from 54% in the second quarter of 2005.

Adjusted EBITDA is a non-GAAP metric used by management to measure the Company’s operating performance and its earnings before interest income (expense), provision for income taxes, depreciation and amortization adjusted to exclude other items, such as other income (expense), gain on sale of assets, restructuring and other expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock.

Net Results

Net loss on a GAAP basis, which excludes the accretion of mandatorily redeemable preferred stock (a non-cash item related to outstanding preferred stock), for the second quarter of 2006, was $2.6 million, compared to a net loss of $3.9 million in the first quarter of 2006 and a net loss of $1.5 million in the second quarter of 2005. For the second quarter of 2006, total cost of net revenues and operating expenses, on a GAAP basis, was $14.3 million, compared to $13.4 million in the first quarter of 2006 and $20.0 million in the second quarter of 2005.

Net loss attributable to common shareholders based on GAAP, which includes the accretion of mandatorily redeemable preferred stock, for the second quarter of 2006, was $6.1 million or $0.17 per share, compared to a net loss of $7.4 million or $0.20 per share in the first quarter of 2006 and a net loss of $8.1 million or $0.27 per share in the second quarter of 2005.

Net loss on an adjusted EBITDA basis for the second quarter of 2006, was $1.5 million, or $0.04 per share, compared to net loss of $2.8 million or $0.08 per share in the first quarter of 2006 and a loss of $0.7 million or $0.02 per share in the second quarter of 2005. For the second quarter of 2006, total cost of net revenues and operating expenses on an adjusted EBITDA basis was $13.5 million, compared to $13.8 million for the first quarter of 2006 and 17.8 million for the second quarter of 2005.

“In Q2, we were again just a few transactions away from EBITDA breakeven, however, we did do a better job of managing our cash and our expenses while continuing our significant investment in our mobile business,” said Mark Ferrer, CEO and Chairman, Critical Path. “Our investment in mobile is taking longer to monetize than we had anticipated, but throughout the world, we saw a stepped increase in activity by mobile prospects. Additionally, we are experiencing increased pipeline activity in both Memova Messaging and Memova Anti-Abuse with our new product releases.”

Cash and Cash Equivalents

As of June 30, 2006, the Company’s cash and cash equivalents totaled $20.1 million, compared to $19.1 million at March 31, 2006.

Second Quarter 2006 Highlights

•	Memova® Messaging - In June, Critical Path issued a press release, formally announcing the launch of “CopyAgenda”, a Memova Messaging Universal Contacts solution deployed by Spain’s leading mobile operator – Telefonica Moviles. Additionally, Critical Path signed new Memova Messaging customers in Hong Kong, Vietnam and Spain during Q2.

•	Memova® Anti-Abuse – In the second quarter, Critical Path acquired two new Memova Anti-Abuse customers in Europe, as well as the first customer to use the new premium appliance — Memova Anti-Abuse C-2000.

•	Memova® Mobile – Critical Path welcomed yet another Memova Mobile customer in Q2. A leading operator in India (to be announced), with more than 8M subscribers, will deploy Memova Mobile to provide a consumer-oriented push email solution targeted at the youth market.

Regulation G

The Company uses both GAAP and non-GAAP metrics to measure its financial results. The non-GAAP metrics used are: income (loss) on an adjusted EBITDA basis and both cost of revenues and operating expenses on an adjusted EBITDA basis. The most directly comparable GAAP measures are the net loss attributable to common shareholders and cost of net revenues and operating expenses, respectively. The adjusted EBITDA results exclude interest income (expense), provision for income taxes, depreciation and amortization as well as other items such as other income (expense), net, gain on sale of assets, restructuring and other expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock. There is no difference between adjusted EBITDA and GAAP revenues. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s financial condition against other quarters. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

Pre-Recorded Conference Call

As discussed on the last earnings call, going forward, Critical Path will be providing pre-recorded reviews of its quarterly financial results. The pre-recorded review discussing financial results for the second quarter ended June 30, 2006 will be available via Webcast or telephone. The Webcast will be available on Critical Path’s Web site at http://www.criticalpath.net/en/31/webcasts/ beginning at 6 PM Eastern time today, August 14, and will be accessible for the next 12 months. Telephone access to the pre-recorded review will be available beginning at 6 PM Eastern time today, August 14, through 6 PM Eastern time August 28 by dialing +1 800-642-1687 (within the U.S. and Canada) or +1 706-645-9291 (from outside the U.S. and Canada) and use conference ID 4009485.

Questions about the quarter’s results may be submitted to ir@criticalpath.net. Any questions regarding the quarterly results that are submitted by 6 PM Eastern time, August 16, 2006 may be publicly responded to by the company on the Investor Relations section of the company’s Web site (http://www.criticalpath.net/investors). The company does not undertake to publicly respond to all such questions submitted.

About Critical Path, Inc.

Critical Path’s Memova® solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova® Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and anti-virus technology, Memova® Anti-Abuse protects consumers against viruses and spam. Memova® Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco with offices around the globe, Critical Path’s messaging solutions are deployed by more than 200 service providers throughout the world. More information is available at www.criticalpath.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the performance of our product and service offerings, our expected revenue results, gross margins, operating expenses, net results and cash balances for the second quarter of 2006, the ability of our customers to achieve cost savings and improve revenues in the provision of services, industry trends, market and customer requirements, the ability of our products and services to meet the business needs of our customers and compete favorably in the marketplace, management of spending levels, the market for products and services like ours and the performance of our senior management in achieving strategic goals. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, and software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time including Critical Path’s Quarterly Report on Form 10-Q for the three months ended March 31, 2006, Annual Report on Form 10-K for the fiscal year ended December 31, 2005, its Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path, the Critical Path logo, Memova and the Memova logo are the trademarks of Critical Path, Inc., registered in various jurisdictions. All other trademarks are the property of their respective holders.

Contact Information
For Reporters and Editors:	For Investors:

Critical Path, Inc.	Critical Path, Inc.
Michelle Weber	Investor Relations
415.541.2575	415.541.2619
pr@criticalpath.net	ir@criticalpath.net
www.criticalpath.net	www.criticalpath.net

Critical Path, Inc.

Condensed Consolidated Balance Sheets

	June 30, 2005	December 31, 2005	June 30, 2006
	(in thousands; unaudited)
ASSETS
Current assets
Cash and cash equivalents	$16,857	$18,707	$20,054
Accounts receivable, net	19,661	10,096	14,545
Current assets held for sale	—	2,782	—
Other current assets	3,767	2,411	2,094

Total current assets	40,285	33,996	36,693
Property and equipment, net	7,244	2,625	2,784
Goodwill	6,613	7,047	7,313
Other assets	2,007	1,756	905

Total assets	$56,149	$45,424	$47,695

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$4,988	$2,726	$4,616
Accrued liabilities	19,536	19,727	19,548
Deferred revenue	11,576	6,574	11,483
Capital lease and other obligations, current	355	106	62
Current liabilities held for sale	—	219	—

Total current liabilities
	36,455	29,352	35,709
Deferred revenue long-term	71	710	640
Notes payable, long-term	16,698	18,493	20,374
Capital lease and other obligations, long-term	—	50	—
Embedded derivative liability	2,402	1,534	1,020

Total liabilities	55,626	50,139	57,743

Mandatorily redeemable preferred stock	116,248	120,293	127,260

Total shareholders’ deficit	(115,725)	(125,008)	(137,308)

Total liabilities and shareholders’ deficit	$56,149	$45,424	$47,695

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a United States GAAP Basis

	Three months ended			Six months ended
	June 30, 2005	March 31, 2006	June 30, 2006	June 30, 2005	June 30, 2006
	(in thousands, except per share amounts; unaudited)
NET REVENUE
Software licensing	$4,771	$2,928	$3,481	$9,216	$6,409
Hosted messaging	3,528	1,222	1,167	8,739	2,389
Professional services	3,727	2,575	2,828	6,811	5,403
Maintenance and support	5,083	4,289	4,548	9,783	8,837

Total net revenue	17,109	11,014	12,024	34,549	23,038
COST OF NET REVENUE
Software licensing	1,035	1,306	1,060	2,243	2,366
Hosted messaging	3,780	777	758	8,924	1,535
Professional services	2,346	1,976	2,220	4,793	4,196
Maintenance and support	1,551	1,294	1,224	3,102	2,518

Total cost of net revenue	8,712	5,353	5,262	19,062	10,615

GROSS PROFIT	8,397	5,661	6,762	15,487	12,423

OPERATING EXPENSES
Selling and marketing	3,956	3,490	3,326	8,612	6,816
Research and development	3,656	2,320	2,525	8,567	4,845
General and administrative	3,526	3,269	3,019	7,657	6,288
Restructuring expense	168	915	126	1,807	1,041
Gain on sale of assets	—	(1,971)	—	—	(1,971)

Total operating expenses	11,306	8,023	8,996	26,643	17,019

OPERATING LOSS	(2,909)	(2,362)	(2,234)	(11,156)	(4,596)
Other income (expense), net	2,395	(459)	537	4,241	78
Interest expense, net	(907)	(853)	(900)	(1,567)	(1,753)

Loss before provision for income taxes	(1,421)	(3,674)	(2,597)	(8,482)	(6,271)
Provision for income taxes	(116)	(268)	(45)	(424)	(313)

NET LOSS	(1,537)	(3,942)	(2,642)	(8,906)	(6,584)
Accretion on mandatorily redeemable preferred stock	(6,516)	(3,462)	(3,505)	(11,793)	(6,967)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(8,053)	$(7,404)	$(6,147)	$(20,699)	$(13,551)

Net loss per share attributable to common shareholders	$(0.27)	$(0.20)	$(0.17)	$(0.73)	$(0.37)

Shares used in the per share calculations	29,369	36,133	36,267	28,361	36,183

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a Non-GAAP (Adjusted EBITDA*) Basis

	Three months ended			Six months ended
	June 30, 2005	March 31, 2006	June 30, 2006	June 30, 2005	June 30, 2006
	(in thousands, except per share amounts; unaudited)
NET REVENUE
Software licensing	$4,771	$2,928	$3,481	$9,216	$6,409
Hosted messaging	3,528	1,222	1,167	8,739	2,389
Professional services	3,727	2,575	2,828	6,811	5,403
Maintenance and support	5,083	4,289	4,548	9,783	8,837

Total net revenue	17,109	11,014	12,024	34,549	23,038
COST OF NET REVENUE
Software licensing	1,035	1,306	1,060	2,242	2,366
Hosted messaging	3,006	562	680	6,893	1,242
Professional services	2,294	1,946	2,167	4,671	4,113
Maintenance and support	1,540	1,284	1,202	3,071	2,486

Total cost of net revenue	7,875	5,098	5,109	16,877	10,207

GROSS PROFIT	9,234	5,916	6,915	17,672	12,831
OPERATING EXPENSES
Selling and marketing	3,806	3,422	3,249	8,282	6,671
Research and development	3,110	2,228	2,391	6,352	4,619
General and administrative	3,036	3,049	2,729	6,822	5,778

Total operating expenses	9,952	8,699	8,369	21,456	17,068

ADJUSTED EBITDA LOSS	$(718)	$(2,783)	$(1,454)	$(3,784)	$(4,237)

Adjusted EBITDA loss per share	$(0.02)	$(0.08)	$(0.04)	$(0.13)	$(0.12)

Shares used in the per share calculations	29,369	36,133	36,267	28,361	36,183

*	Excludes interest income (expense), provision for income taxes, depreciation and amortization adjusted to exclude other items such as gain on sale of assets, other income (expense), net, restructuring expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock.

Critical Path, Inc.

Alternative Measurements Reconciliation

The following table provides a reconciliation between the Company’s Non-GAAP results and Adjusted

EBITDA Loss to the Company’s Condensed Consolidated Statement of Operations on a United States GAAP basis.

	Three months ended			Six months ended
	June 30, 2005	March 31, 2006	June 30, 2006	June 30, 2005	June 30, 2006
	(in thousands, except per share amounts; unaudited)
Adjusted EBITDA loss	$(718)	$(2,783)	$(1,454)	$(3,784)	$(4,237)
Interest expense, net	(907)	(853)	(900)	(1,567)	(1,753)
Provision for income taxes	(116)	(268)	(45)	(424)	(313)
Depreciation and amortization	(1,768)	(493)	(364)	(5,002)	(854)
Other income (expense), net	2,395	(459)	537	4,241	78
Gain on sale of assets	—	1,971	—	—	1,971
Restructuring expenses	(168)	(915)	(126)	(1,807)	(1,041)
Stock-based expenses	(255)	(142)	(290)	(563)	(435)

Net loss	(1,537)	(3,942)	(2,642)	(8,906)	(6,584)
Accretion on mandatorily redeemable preferred stock	6,516	3,462	3,505	11,793	6,967

Net loss attributable to common shareholders	$(8,053)	$(7,404)	$(6,147)	$(20,699)	$(13,551)

Net loss per share attributable to common shareholders	$(0.27)	$(0.20)	$(0.17)	$(0.73)	$(0.37)

Shares used in the per share calculations	29,369	36,133	36,267	28,361	36,183

The following table provides a reconciliation between the total cost of net revenues and operating expenses on an Adjusted EBITDA basis to the Company’s cost of revenues and operating expenses on a United States GAAP basis.

	Three months ended			Six months ended
	June 30, 2005	March 31, 2006	June 30, 2006	June 30, 2005	June 30, 2006
	(in thousands, except per share amounts; unaudited)
Total cost of net revenues and operating expenses on an adjusted EBITDA basis	$17,827	$13,797	$13,478	$38,333	$27,275
Depreciation and amortization	(1,768)	(493)	(364)	(5,002)	(854)
Gain on sale of assets	—	1,971	—	—	1,971
Restructuring expenses	(168)	(915)	(126)	(1,807)	(1,041)
Stock-based expenses	(255)	(142)	(290)	(563)	(435)

Total cost of net revenues and operating expenses on a United States GAAP basis	$20,018	$13,376	$14,258	$45,705	$27,634